Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT (this “Amendment”) to the Credit Agreement referred to below, dated as of June 30, 2011, by and among GRAY TELEVISION, INC., a Georgia corporation (“Borrower”), certain subsidiaries of the Borrower, the Lenders party hereto (collectively, the “Consenting Lenders”) pursuant to an authorization (in the form attached hereto as Exhibit A, each a “Lender Authorization”) and WELLS FARGO BANK, N.A., successor-by-merger to Wachovia Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).
Statement of Purpose
     WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of March 19, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrower; and
     WHEREAS, the Borrower has requested, and the Lenders and the Administrative Agent have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as specifically set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.
     Section 2. Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby agree to amend the Credit Agreement as follows:
     (a) The Credit Agreement is hereby amended by adding the following new defined terms to Section 1.1 thereof in appropriate alphabetic order:
     “Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock which is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 180 days after the Maturity Date (in each case, other than solely as a result of a change of control or sale of substantially all assets, so long as any rights of the holders thereof upon the occurrence of a change of control or sale of substantially all assets shall be subject to the occurrence of the Maturity Date).

     “Third Amendment” shall mean that certain Third Amendment, dated as of June 30, 2011.
     “Third Amendment Effective Date” shall mean June 30, 2011.
     (b) The definition of “Escrow Amount” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:
“Escrow Amount” shall mean the sum of (i) the stated liquidation value of the Series D Preferred Stock outstanding on the Third Amendment Effective Date, (ii) accrued and unpaid dividends on the Series D Preferred Stock through the date of the Series D Preferred Stock Redemption and (iii) any specified premium required to be paid to effect the Series D Preferred Stock Redemption”.
     (c) The definition of “Fixed Charges” in Section 1.1 of the Credit Agreement is hereby amended by adding at the end of clause (e) therein the following: “, provided, however, that the amount of Restricted Payments made in cash in an amount not to exceed $5,000,000 pursuant to Section 7.7(h) to consummate the Series D Preferred Stock Redemption shall not be included in the calculation of Fixed Charges”.
     (d) The definition of “Operating Cash Flow” in Section 1.1 of the Credit Agreement is hereby amended by deleting “Specified Transaction Fees and Expenses” and substituting in lieu thereof “Specified Transaction Costs and Expenses”.
     (e) The definition of “Prepayment Trigger Date” in Section 1.1 of the Credit Agreement is hereby amended by adding “, which date occurred on April 29, 2010” immediately following “New Securities Proceeds”.
     (f) The definition of “Series D Preferred Stock Redemption” in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting each reference therein to “the Second Amendment Effective Date” and substituting in lieu thereof a reference to “the Third Amendment Effective Date” and (ii) adding “and any specified premium” immediately following “unpaid dividends”.
     (g) The definition of “Specified Transaction Costs and Expenses” in Section 1.1 of the Credit Agreement is hereby amended by adding “, the Third Amendment” immediately following “the Second Amendment”.
     (h) Section 2.6(b)(v)(A) of the Credit Agreement is hereby amended by adding at the end of such Section immediately before “; and” the following: “so long as, concurrently with the consummation of the Series D Preferred Stock Redemption, the Borrower prepays the Term Loan B on a dollar-for-dollar basis”.

     (i) Section 2.6(b)(v)(B) of the Credit Agreement is hereby amended by adding at the end of clause (y) of such Section immediately before the period therein the following: “so long as such Net Proceeds (Equity) received were not in connection with the issuance of Disqualified Stock”.
     (j) Section 5.23 of the Credit Agreement is amended by deleting such Section in its entirety and substituting in lieu thereof the following:
          “Section 5.23 Issuance of New Securities; Escrow.
     (a) On the date after the Third Amendment Effective Date on which the Borrower has received proceeds from the issuance of New Securities, the Borrower may, at its option, either (i) use the amount of such New Securities Proceeds to consummate the Series D Preferred Stock Redemption to the extent otherwise permitted under Section 7.7(j) hereof, or (ii) deliver the amount of such New Securities Proceeds into escrow in accordance with the immediately following clause (b) in an aggregate amount not to exceed the Escrow Amount. Any such proceeds which are not used as contemplated in clause (i) or (ii) of the immediately preceding sentence shall be used to prepay the Loans in accordance with Section 2.6(b)(v) hereof.
     (b) If the Borrower elects to deliver such New Securities Proceeds into escrow as contemplated under clause (a) above, then on the date on which the Borrower receives such New Securities Proceeds, the Borrower shall deliver to the Escrow Agent, in immediately available funds, to an account in the name of the Escrow Agent and designated in the Escrow Agreement (the “Escrow Account”), an amount not to exceed the Escrow Amount in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Agreement shall provide that all funds held in the Escrow Account shall be released no later than the 40th day after the date of delivery into the Escrow Account, and on the day of such release (which shall be a Business Day) shall be used by the Borrower, subject to the terms of this Agreement (including, without limitation, Section 7.7(j) hereof) and the Escrow Agreement, to either (x) consummate a Series D Preferred Stock Redemption or (y) prepay the Loans in accordance with Section 2.6(b)(v).”.
     (k) Section 7.7(h) of the Credit Agreement is hereby amended by (i) adding immediately after “less than or equal to 5.00 to 1.00” in clause (y) therein “but greater than 4.00 to 1.00”, (ii) deleting the period at the end of such Section and substituting in lieu thereof “; and” and (iii) adding at the end of such Section the following:
“(z) if the First Lien Leverage Test is less than or equal to 4.00 to 1.00, so long as the amount of such Restricted Payment, together with the aggregate amount of any other Restricted Payments made during such fiscal year does not to exceed $20,000,000.”
     (l) Section 7.7(k) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“(k) so long as (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Restricted Payment and (ii) the Borrower has prepaid $250,000,000 or more in principal amount of the Term Loan B with New Securities Proceeds, the Borrower may exchange New Securities for Series D Preferred Stock at any time on or after the Third Amendment Effective Date in an aggregate face amount of New Securities not to exceed (x) the Escrow Amount minus (y) the amount of New Securities Proceeds used to consummate a Series D Preferred Stock Redemption after the Third Amendment Effective Date pursuant to the immediately preceding clause (j).”
     Section 3. Effectiveness. This Amendment shall become effective when, and only when:
     (a) the Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, each guarantor of the Obligations and the Administrative Agent;
     (b) the Administrative Agent shall have received executed Lender Authorizations from the Required Lenders;
     (d) the Borrower shall have paid all fees and expenses required to be paid by it on the Amendment Effective Date;
     (e) the Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Consenting Lender (including the Administrative Agent in its capacity as a Lender) that executes and delivers this Agreement or a Lender Authorization to the Administrative Agent (or its counsel) on or prior to Noon (Charlotte time) on Thursday, June 30, 2011, an amendment fee in an amount equal to 5.0 basis points multiplied by the aggregate amount of such Lender’s Revolving Loan Commitment and the aggregate outstanding principal amount of such Lender’s Term Loan B, in each case as of the date of this Amendment; and
     (f) the Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment.
     The amendments and modifications to the Credit Agreement set forth in this Amendment shall be effective on and after the effective date hereof and shall not have retroactive impact on events occurring prior to the effective date hereof.
     Section 4. Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower or any of its Subsidiaries, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.
     Section 5. Representations and Warranties/No Default. By their execution hereof, the Borrower and each of its Subsidiaries hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:
     (a) after giving effect to the amendments set forth in Section 2 above, each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true, correct and complete in all material respects as of the date hereof, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete as of such earlier date; provided, that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the date hereof;
     (b) no Default or Event of Default has occurred or is continuing;
     (c) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and
     (d) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries, and each such document constitutes the legal, valid and binding obligation of the Borrower and each of its Subsidiaries, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
     Section 6. Acknowledgement and Reaffirmation. Each of the Borrower and its Subsidiaries (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and

each other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party and (c) agrees that the Credit Agreement, the Subsidiary Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby reaffirmed.
     Section 7. Release.
          (a) Each of the Borrower and its Subsidiaries hereby releases, remises, acquits and forever discharges the Administrative Agent and each of the Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the effective date of this Agreement, and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement or the Loan Documents (collectively, the “Released Matters”). Each of the Borrower and its Subsidiaries acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.
          (b) Each of the Borrower and its Subsidiaries hereby waives the provisions of any statute or doctrine to the effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
          (c) Each of the Borrower and its Subsidiaries acknowledges and understands the rights and benefits conferred by such a statute or doctrine and the risks associated with waiver thereof, and after receiving advice of counsel, hereby consciously and voluntarily waives, relinquishes and releases any and all rights and benefits available thereunder, insofar as they apply, or may be construed to apply, to each release set forth herein or contemplated hereby. In so doing, each of the Borrower and its Subsidiaries expressly acknowledges and understands that it may hereafter discover facts in addition to or different from those that it now believes to be true with respect to the subject matter of the disputes, claims and other matters released herein, but expressly agrees that it has taken these facts and possibilities into account in electing to make and to enter into this release, and that the releases given herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts or possibilities.
          (d) This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each of the Borrower and its Subsidiaries acknowledges that the release contained herein constitutes a material inducement to Administrative Agent and each Lender to enter into this Agreement and that Administrative Agent and those Lenders would not have done so but for the Administrative Agent’s and each Lender’s expectation that such release is valid and enforceable in all events.
     Section 8. Covenant Not to Sue. Each of the Borrower and its Subsidiaries, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by the Borrower and its Subsidiaries pursuant to Section 7 above. If any of the Borrower, its Subsidiaries or any of their respective successors, assigns or other legal representations violates the foregoing covenant, each of the Borrower and its Subsidiaries, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Released Party as a result of such violation.
     Section 9. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.
     Section 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 12. Electronic Transmission. A facsimile, telecopy, pdf or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy, pdf or other reproduction hereof.

     Section 13. Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
[Signature Pages Follow]

WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

GRAY TELEVISION, INC., as Borrower

By:	/s/ James C. Ryan
Name:	James C. Ryan
Title:	Sr. Vice President & CFO

WVLT-TV, INC., as Guarantor

By:	/s/ James C. Ryan
Name:	James C. Ryan
Title:	Vice President & CFO

GRAY TELEVISION GROUP, INC., as Guarantor

By:	/s/ James C. Ryan
Name:	James C. Ryan
Title:	Sr. VP, Assistant Secretary & Treasurer

GRAY TELEVISION LICENSEE, LLC, as Guarantor

By:	/s/ James C. Ryan
Name:	James C. Ryan
Title:	Treasurer
Signature Page to Third Amendment to GTV Credit Agreement

WELLS FARGO BANK, N.A.,
successor-by-merger to Wachovia Bank, National Association, as Administrative Agent (on behalf of itself and the Consenting Lenders who have executed a Lender Authorization) and as a Lender

By:	/s/ Katherine A. Harkness
Name:	Katherine A. Harkness
Title:	Managing Director
Signature Page to Third Amendment to GTV Credit Agreement

Exhibit A
Form of Lender Authorization
LENDER AUTHORIZATION
Gray Television, Inc.
June 30, 2011
WELLS FARGO BANK, N.A., successor-by-merger to Wachovia Bank, National Association, as Administrative Agent
NC0680
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Re:	The Third Amendment dated as of June 30, 2011 (the “Amendment”) to that certain Credit Agreement dated as of March 19, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gray Television, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, N.A., successor-by-merger to Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders
     This Lender Authorization acknowledges our receipt and review of the execution copy of the Amendment, in the form posted on SyndTrak Online or otherwise distributed to us by the Administrative Agent. By executing this Lender Authorization, we hereby approve the Agreement and authorize the Administrative Agent to execute and deliver the Agreement on our behalf.
     Each financial institution purporting to be a Lender and executing this Lender Authorization agrees or reaffirms that it shall be a party to the Amendment and the other Loan Documents (as defined in the Credit Agreement) to which Lenders are parties and shall have the rights and obligations of a “Lender” (as defined in the Credit Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender” under each such agreement. In furtherance of the foregoing, each financial institution executing this Lender Authorization agrees to execute any additional documents reasonably requested by the Administrative Agent to evidence such financial institution’s rights and obligations under the Credit Agreement.
     A facsimile, telecopy, pdf or other reproduction of this Lender Authorization may be executed by one or more parties hereto, and an executed copy of this Lender Authorization may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Insert name of applicable financial institution]

By:

Name:

Title: